Q4 FY2021 Financial presentation to accompany management commentary

This presentation contains statements or may include or may incorporate by reference, statements that may be deemed to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Act"), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment's or business’, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of the COVID-19 pandemic on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, and other strategic decisions; our ability to successfully integrate acquired businesses; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average transactions in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; the amount of our net sales and operating expenses denominated in the U.S. dollar and various foreign currencies; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; our ability to respond to changing trends in consumer shopping habits; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident-related costs and insurance costs; the turnover in our workforce and labor costs, including healthcare and other benefit costs; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events, global health epidemics or pandemics and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentation. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this presentation. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this presentation. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation includes certain non-GAAP measures as defined under SEC rules, including net sales, revenue, and operating income on a constant currency basis, adjusted operating income, adjusted operating income in constant currency, adjusted EPS, free cash flow and return on investment. Refer to information about the non-GAAP measures contained in this presentation. Additional information as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures can be found in our most recent Form 10-K and our Form 8-K furnished as of the date of this presentation with the SEC, which are available at www.stock.walmart.com. 2 Safe harbor and non-GAAP measures

3 Metric FY22 Guidance Consolidated net sales Decline in constant currency • Excluding divestitures1, consolidated net sales growth up low single-digits Comp sales growth • Walmart U.S., up low single-digits, excluding fuel • Sam’s Club, up low single-digits, ex. fuel and tobacco Walmart International net sales Decline in constant currency • Higher growth percentage than U.S., excluding divestitures1 Consolidated expense leverage Maintain rate, or slightly deleverage Consolidated operating income Decline slightly in constant currency • Flat to up slightly, excluding divestitures1 Walmart U.S. operating income Increase slightly Effective tax rate 24.5% to 25.5% EPS Decline slightly • Flat to up slightly, excluding divestitures1 Capital expenditures Around $14 billion with a focus on supply chain, automation, customer-facing initiatives and technology 1 We completed the sale of Walmart Argentina in November 2020, our operations in the U.K. in February 2021 and expect to complete the sale of our operations in Japan in the first quarter of fiscal 2022. Fiscal 2022 full-year guidance The following guidance reflects the company’s expectations for fiscal year 2022 and is provided on a non-GAAP basis as the Company cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation, the timing of divestitures and the changes in fair value on the Company’s equity investments. Additionally, the guidance assumes we complete the sale of our business in Japan near the beginning of fiscal 2022. Assumptions in the guidance are dependent upon the duration and intensity of the COVID-19 health crisis globally, timing and effectiveness of global vaccines, the scale and duration of economic stimulus, employment trends and consumer confidence.

1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 4 Total revenue $152.1 +7.3% Total revenue, constant currency1 $152.3 +7.5% Net sales $151.0 +7.4% Net sales, constant currency1 $151.2 +7.6% Membership and Other Income $1.1 +2.9% Gross profit rate 23.7% +29 bps Operating expense as a percentage of net sales 20.8% +41 bps Operating income $5.5 +3.1% Adj. operating income, constant currency1 $5.7 -3.2% Effective tax rate (238.6)% Adjusted effective tax rate1 22.0% EPS -$0.74 -151.0% Adjusted EPS1 $1.39 +0.7% Walmart Inc. - Q4 FY21 Dollars in billions, except per share. Change is calculated as the change versus the prior year comparable period

1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 5 Total revenue $559.2 +6.7% Total revenue, constant currency1 $564.2 +7.7% Net sales $555.2 +6.8% Net sales, constant currency1 $560.3 +7.8% Membership and Other Income $3.9 -3.0% Gross profit rate 24.3% +20 bps Operating expense as a percentage of net sales 20.9% +2 bps Operating income $22.5 +9.6% Adj. operating income, constant currency1 $23.4 +9.3% Effective tax rate 33.3% Adjusted effective tax rate1 24.3% EPS $4.75 -8.5% Adjusted EPS1 $5.48 +11.2% Walmart Inc. - FY21 Dollars in billions, except per share. Change is calculated as the change versus the prior year comparable period

1 Debt to total capitalization calculated as of January 31, 2021. Debt includes short-term borrowings, long-term debt due within one year, finance lease obligations due within one year, long-term debt and long-term finance lease obligations. Total capitalization includes debt and total Walmart shareholders' equity. 2 Calculated for the fiscal year ended January 31, 2021. For ROI, see reconciliations at the end of presentation regarding non-GAAP financial measures. 6 Receivables, net Debt to capitalization1 $6.5 37.5% +3.7% -470 bps Inventories Return on assets2 $44.9 5.6% +1.2% -110 bps Accounts payable Return on investment2 $49.1 14.0% +4.6% +60 bps Walmart Inc. - Q4 FY21 Dollars in billions. Change is calculated as the change versus the prior year comparable period

1 See press release located at www.stock.walmart.com and reconciliations at the end of this presentation regarding non-GAAP financial measures. 2 $3.0 billion remaining of $20 billion authorization approved in October 2017. The company repurchased approximately 19 million shares in fiscal 2021. 7 Operating cash flow Dividends $36.1 $6.1 +$10.8 ($1.5 in 4Q21) Capital expenditures Share repurchases2 $10.3 $2.6 -$0.4 ($1.4 in 4Q21) Free cash flow1 Total shareholder returns $25.8 $8.7 +$11.3 ($2.9 in 4Q21) Walmart Inc. - FY21 Dollars in billions. Dollar changes may not recalculate due to rounding. Change is calculated as the change versus the prior year comparable period

Walmart U.S. - Q4 FY21

Dollars in billions.
Change is calculated as the change versus the prior year comparable period

Net Sales

$99.6

+7.9%

eCommerce net sales growth

+69%

eCommerce contribution to comp[1, 2]

~620 bps

- Strong eCommerce sales growth across channels throughout Q4; strong holiday sales on Walmart.com
- Marketplace and pickup & delivery sales up triple-digits percentage

Comparable sales[1, 2]

8.6%

Comparable transactions

-10.9%

Comparable average ticket

21.9%

- Comp sales strong throughout the quarter; robust holiday results and acceleration in January due to stimulus spending; Food comps accelerated as quarter progressed
- Customers consolidated store shopping trips with significantly larger average baskets; more purchases via eCommerce; transaction volumes improved after store hours extended in November

Inventory

Comp store: +1.1%

Total: +7.1%

- Primarily reflects inventory build to support higher sales trends
- In-stock continues to improve from Q3 levels

Format Growth

Net Store Openings: 0

Remodels: ~145 stores

Pickup: ~3,750 locations

Same-day delivery: ~3,000 stores

[1] Comp sales for the 13-week period ended January 29, 2021 compared to the 13-week period ended January 31, 2020, and excludes fuel.
[2] The results of new acquisitions are included in our comp sales metrics in the 13th month after acquisition.

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Walmart U.S. - Q4 FY21

Dollars in billions.
Change is calculated as the change versus the prior year comparable period

Gross profit rate

+20 bps

- Strategic sourcing initiatives and fewer markdowns benefited gross profit
- Progress on eCommerce margin rates continued with faster growth of marketplace sales, improved product mix, and benefits from a combined omni merchandise organization

Operating expense rate

-22 bps

- Comparison benefited ~50 bps from lapping $450M business restructuring charge from last year
- Negative effect from ~$900M incremental COVID costs (~91 bps deleverage) of which >90% related to associate bonuses and benefits; partial offset by reduced travel and professional services

Operating income

$5.2

+17.4%

Adj. operating income[1]

$5.2

+6.5%

[1] See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures.

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Walmart U.S. - quarterly merchandise highlights 10 Category Comp sales Details Grocery + high single-digit • Food sales reflected broad-based strength across most categories and benefited from expanded store hours, better in-stocks and strong price positioning; consumables sales growth was led by strength in household chemicals and paper products • Store pickup and delivery saw record high sales volumes reflecting continued customer shift toward eCommerce and omni options Health & wellness + mid single-digit • Pharmacy comp sales growth due primarily to branded drug inflation and mix • Vision Center sales were soft reflecting continued COVID-related restrictions General merchandise + low double-digit • Strong sales performance in categories related to customer comfort, leisure, and recreation including home, electronics, sporting goods, toys, and outdoor living; stimulus spending benefited January sales • Sales negatively affected by continued phased reopening of Auto Care Centers, but improved versus Q3

11 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. • Positive comp sales in 7/9 markets • Strong top line growth led by Flipkart, Mexico, and Canada • COVID-related selling restrictions disrupted operations in second half of quarter • eCommerce contributed 18% of total Inventory $9.2 -14.4% • Certain international operations classified as held for sale or sold • For remainder of markets, inventory increased in line with sales Gross profit rate +39 bps Operating income $1.0 -12.8% Adj. operating income1 $1.0 -19.7% Net sales, constant currency1 $35.1 +6.3% Operating expense rate +78 bps Operating income, constant currency1 $1.0 -11.2% Adj. operating income, constant currency1 $1.0 -18.3% • Lapping unrest in Chile and reduced sales of fuel in the U.K., offset by mix shift to lower margin formats Net sales $34.9 +5.5% Walmart International - Q4 FY21 Dollars in billions. Dollar changes may not recalculate due to rounding. Change is calculated as the change versus the prior year comparable period • Decision to repay tax relief in the U.K. contributed 66 bps of deleverage • COVID-related costs of approximately $100 million contributed 29 bps of deleverage

Walmart International - Q4 FY21

Results are presented on a constant currency basis. Net sales and comp sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

	Walmex[1]	China	Canada	United Kingdom[2]
Net sales growth	+4.9%	+2.9%	+8.6%	+0.7%
Comparable sales	+3.7%	+2.0%	+8.6%	+5.1%
Comparable transactions	-16.7%	-12.6%	-14.3%	-17.9%
Comparable ticket	+24.5%	+16.6%	+26.7%	+28.0%

Walmex

- Sales growth across all formats and categories
- In Mexico, comp sales increased 4.9%
- Comp sales outpaced ANTAD[3] self-service and club reaching a 160bps gap to market
- eCommerce net sales +171%

China

- Strong sales in Sam's Club across all categories offset by softer traffic in Hypermarkets
- Sam's Club delivered double digit comp sales growth
- eCommerce net sales +65%

Canada

- Strong sales in food and online grocery
- eCommerce sales growth driven by strength across all categories
- eCommerce net sales +229%

United Kingdom

- Strong sales in grocery, led by online grocery
- Outpaced the online market, according to Kantar
- Net sales negatively affected by lower demand for fuel
- eCommerce net sales +76%

[1] Walmex includes the consolidated results of Mexico and Central America

[2] Comp sales for the United Kingdom are presented excluding fuel. We divested of our operations in the U.K. in February 2021 (Fiscal 2022).

[3] ANTAD - Asociacion Nacional de Tiendas de Autoservicio y Departamentales; The National Association of Supermarkets and Department Stores

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1 Walmex includes the consolidated results of Mexico and Central America. 13 Walmex1 China Canada United Kingdom Gross profit rate Increase Decrease Decrease Increase • Lapping price investments and higher markdowns in certain categories • Cost of goods savings initiatives • Higher costs to operate during the COVID-19 pandemic • Change in mix to lower margin formats • Higher markdowns primarily in apparel and mix shift to lower margin channels • Higher costs to operate during the COVID-19 pandemic and additional investments in customer experience, partially offset by strong sales • Sharp reduction in sales of fuel partially offset by change in mix to lower margin categories • Decision to repay tax relief Operating expense rate Increase Flat Increase Increase Operating income Slight Increase Flat Slight Decrease Decrease Walmart International - Q4 FY21 Results are presented on a constant currency basis. Change is calculated as the change versus the prior year comparable period • Certain restructuring charges offset by strong sales at Sam's Club

14 +10.8% Comparable sales +8.4% Comparable transactions +2.2% Average comparable ticket ~280 bps eCommerce contribution $15,255 +10% Net sales +12.9% Membership income 42.9999999999998 bps Gross profit rate +55.0000000000003 bps Operating expense rate $362 4.9% Operating income With Fuel Without Fuel Comparable sales1 +8.5% Net sales $16.5 +8.1% eCommerce net sales growth +42% Comparable sales +8.5% Membership income +12.9% Gross profit rate +53 bps Operating expense rate +73 bps Inventory $4.8 0.5% Operating income $0.4 +1.3% • Improvement in total number of members, overall renewal rates, Plus renewal rates and Plus penetration rate • Highest quarterly increase in more than 6 years • New member count increased approximately 28% • Wage & club investments, incremental COVID-19 costs and lower tobacco & fuel sales weighed on operating expense leverage • Incremental COVID-19 costs of ~$80 mil. negatively affected expense leverage by about 50 bps • Favorable sales mix, including lower tobacco and fuel sales, partially offset by higher eCommerce fulfillment expense • Strong curbside performance and solid direct-to-home contribution • Comparable sales strength driven by an increase in both transactions and average ticket • Broad strength across categories, led by food and consumables • Tobacco negatively affected comp sales 1 Comp sales for the 13-week period ended January 29, 2021 compared to the 13-week period ended January 31, 2020. • Overall in-stock position continues to improve Sam's Club - Q4 FY21 Dollars in billions. Change is calculated as the change versus the prior year comparable period

15 $16,527 +8.1% Net Sales +33% eCommerce net sales growth +8.5% Comparable sales +53 bps Gross profit rate +73 bps Operating expense rate $389 1.3% Operating income Without Fuel Net sales $15.3 +10.4% Operating expense rate +55 bps Gross profit rate +43 bps Operating income $0.4 +4.9% Comparable transactions +8.4% Comparable sales1, 2 +10.8% eCommerce contribution ~280 bps Average comparable ticket +2.2% 1 Comp sales for the 13-week period ended January 29, 2021 compared to the 13-week period ended January 31, 2020, and excludes fuel. 2 Tobacco negatively affected comp sales by 410 basis points. Sam's Club - Q4 FY21 Dollars in billions. Change is calculated as the change versus the prior year comparable period

16 Category Comp sales Details Fresh / Freezer / Cooler + high teens • Fresh meat & seafood, frozen and produce performed well Grocery and beverage + high teens • Dry grocery, drinks and snacks performed well Consumables + low 20% • Broad-based strength, including laundry, paper goods and beauty aids Home and apparel + high single-digit • Kitchen, home improvement and toys performed well Technology, office and entertainment - low double-digit • Personal electronics and TVs performed well but were more than offset by reduced mobile phone sales • Sam's entered into a new strategic arrangement in its mobile phone business and no longer recognizes the full transaction value; instead, it receives a commission on each sale Health and wellness + mid teens • OTC performed well Sam's Club - quarterly financial highlights

We include Return on Assets ("ROA"), which is calculated in accordance with U.S. generally accepted accounting principles ("GAAP") as well as Return on Investment ("ROI") as measures to assess returns on assets. Management believes ROI is a meaningful measure to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. We consider ROA to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of ROI. ROA was 5.6 percent and 6.7 percent for the fiscal years ended January 31, 2021 and 2020, respectively. The decrease in ROA was primarily due to the losses on certain international operations held for sale or sold, partially offset by the fair value change in our equity investments as well as the increase in operating income. ROI was 14.0 percent and 13.4 percent for the fiscal years ended January 31, 2021 and 2020. The increase in ROI was primarily due to the increase in operating income. We define ROI as adjusted operating income (operating income plus interest income, depreciation and amortization, and rent expense) for the trailing twelve months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and average amortization, less average accounts payable and average accrued liabilities for that period. For the fiscal year ended January 31, 2020, lease related assets and associated accumulated amortization are included in the denominator at their carrying amount as of that balance sheet date, rather than averaged, because they are not directly comparable to the prior year calculation which included rent for the trailing 12 months multiplied by a factor of 8. A two-point average was used for leased assets beginning in fiscal 2021, after one full year from the date of adoption of the new lease standard. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in the most directly comparable GAAP financial measure. For example, we exclude the impact of depreciation and amortization from our reported operating income in calculating the numerator of our calculation of ROI. As mentioned above, we consider ROA to be the financial measure computed in accordance with generally accepted accounting principles most directly comparable to our calculation of ROI. ROI differs from ROA (which is consolidated net income for the period divided by average total assets for the period) because ROI: adjusts operating income to exclude certain expense items and adds interest income; adjusts total assets for the impact of accumulated depreciation and amortization, accounts payable and accrued liabilities to arrive at total invested capital. Because of the adjustments mentioned above, we believe ROI more accurately measures how we are deploying our key assets and is more meaningful to investors than ROA. Although ROI is a standard financial measure, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. 17 Non-GAAP measures - ROI

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: 18 3 Upon adoption of ASU 2016-02, Leases, a factor of eight times rent is no longer included in the calculation of ROI on a prospective basis as operating lease assets are now recorded on the Consolidated Balance Sheet. 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. 2 The average is based on the addition of 'total assets without leased assets, net' at the end of the current period to 'total assets without leased assets, net' at the end of the prior period and dividing by 2, plus 'leased assets, net' at the end of the current period. 3 The average is based on the addition of 'accumulated depreciation and amortization, without leased assets' at the end of the current period to 'accumulated depreciation and amortization, without leased assets' at the end of the prior period and dividing by 2, plus 'accumulated amortization on leased assets' at the end of the current period. NP = not provided CALCULATION OF RETURN ON ASSETS CALCULATION OF RETURN ON INVESTMENT Fiscal Year Fiscal Year Ended January 31, Ended January 31, (Dollars in millions) 2021 2020 (Dollars in millions) 2021 2020 Numerator Numerator Consolidated net income $ 13,706 $ 15,201 Operating income $ 22,548 $ 20,568 Denominator + Interest income 121 189 Average total assets1 $ 244,496 $ 227,895 + Depreciation and amortization 11,152 10,987 Return on assets (ROA) 5.6% 6.7% + Rent 2,626 2,670 ROI operating income $ 36,447 $ 34,414 January 31, Denominator Certain Balance Sheet Data 2021 2020 2019 Average total assets1,2 $ 244,496 $ 235,277 Total assets $ 252,496 $ 236,495 $ 219,295 + Average accumulated depreciation and amortization1,2 94,351 90,351 Leased assets, net NP 21,841 7,078 - Average accounts payable1 48,057 47,017 Total assets without leased assets, net NP 214,654 212,217 - Average accrued liabilities1 30,131 22,228 Accumulated depreciation and amortization 94,351 94,514 87,175 Average invested capital $ 260,659 $ 256,383 Accumulated amortization on leased assets NP 4,694 5,682 Return on investment (ROI) 14.0% 13.4 % Accumulated depreciation and amortization, without leased assets NP 89,820 81,493 Accounts payable 49,141 46,973 47,060 Accrued liabilities 37,966 22,296 22,159 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the corresponding prior period and dividing by 2. Average total assets as used in ROA includes the average impact of the adoption of ASU 2016-02, Leases (Topic 842). 2 For the fiscal year ended January 31, 2020, as a result of adopting ASU 2016-02, average total assets is based on the average of total assets without leased assets, net plus leased assets, net as of January 31, 2020. Average accumulated depreciation and amortization is based on the average of accumulated depreciation and amortization, without leased assets plus accumulated amortization on leased assets as of January 31, 2020. NP - not provided Non-GAAP measures - ROI (cont.)

1 "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow. 19 We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. We had net cash provided by operating activities of $36.1 billion for the fiscal year ended January 31, 2021, which increased when compared to $25.3 billion for the fiscal year ended January 31, 2020 primarily due to the impact of the global health crisis which accelerated inventory sell-through, as well as the timing and payment of inventory purchases, incremental COVID-19 related expenses and certain benefit payments. We generated free cash flow of $25.8 billion for the fiscal year ended January 31, 2021, which increased when compared to $14.6 billion for the fiscal year ended January 31, 2020 due to the same reasons as the increase in net cash provided by operating activities, as well as $0.4 billion in decreased capital expenditures.. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the company’s financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities. Fiscal Year Ended January 31, (Dollars in millions) 2021 2020 Net cash provided by operating activities $ 36,074 $ 25,255 Payments for property and equipment (capital expenditures) (10,264) (10,705) Free cash flow $ 25,810 $ 14,550 Net cash used in investing activities1 $ (10,071) $ (9,128) Net cash used in financing activities (16,117) (14,299) Non-GAAP measures - free cash flow

Non-GAAP measures - constant currency

In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the fiscal year ended January 31, 2021.

	Three Months Ended January 31, 2021				Fiscal Year Ended January 31, 2021			
	2021	Percent Change[1]	2021	Percent Change[1]	2021	Percent Change[1]	2021	Percent Change[1]
(Dollars in millions)	Walmart International		Consolidated		Walmart International		Consolidated	
Total revenues:								
As reported	$ 35,208	5.3 %	$ 152,079	7.3 %	$ 122,501	0.9 %	$ 559,151	6.7 %
Currency exchange rate fluctuations	252	N/A	252	N/A	5,053	N/A	5,053	N/A
Constant currency total revenues	$ 35,460	6.1 %	$ 152,331	7.5 %	$ 127,554	5.0 %	$ 564,204	7.7 %
Net sales:								
As reported	$ 34,873	5.5 %	$ 150,985	7.4 %	$ 121,360	1.0 %	$ 555,233	6.8 %
Currency exchange rate fluctuations	256	N/A	256	N/A	5,022	N/A	5,022	N/A
Constant currency net sales	$ 35,129	6.3 %	$ 151,241	7.6 %	$ 126,382	5.2 %	$ 560,255	7.8 %
Operating income:								
As reported	$ 964	-12.8 %	$ 5,487	3.1 %	$ 3,660	8.6 %	$ 22,548	9.6 %
Currency exchange rate fluctuations	17	N/A	17	N/A	210	N/A	210	N/A
Constant currency operating income	$ 981	-11.2 %	$ 5,504	3.4 %	$ 3,870	14.8 %	$ 22,758	10.6 %

[1] Change versus prior year comparable period.

20

Non-GAAP measures - adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations. The tables below reflect the calculation of adjusted operating income and adjusted operating income in constant currency for the fiscal year ended January 31, 2021.

	Three Months Ended January 31,						Fiscal Year Ended January 31,					
	Walmart US		Walmart International		Consolidated		Walmart US		Walmart International		Consolidated	
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Operating income:												
Operating income, as reported	5,168	4,403	964	1,105	5,487	5,322	19,116	17,380	3,660	3,370	22,548	20,568
Officer compensation charge[1]	—	—	—	—	175	—	—	—	—	—	175	—
Business restructuring charge[2]	—	450	—	96	—	546	380	450	—	389	380	839
Discrete tax item	—	—	—	—	—	—	—	—	77	—	77	—
Adjusted operating income	5,168	4,853	964	1,201	5,662	5,868	19,496	17,830	3,737	3,759	23,180	21,407
Percent change[3]	6.5 %	NP	(19.7)%	NP	(3.5)%	NP	9.3 %	NP	(0.6)%	NP	8.3 %	NP
Currency exchange rate fluctuations	—	—	17	—	17	—	—	—	228	—	228	—
Adjusted operating income, constant currency	5,168	4,853	981	1,201	5,679	5,868	19,496	17,830	3,965	3,759	23,408	21,407
Percent change[3]	6.5 %	NP	(18.3)%	NP	(3.2)%	NP	9.3 %	NP	5.5 %	NP	9.3 %	NP

[1] The charge relates to amounts which were not allocated to an operating segment and recorded in Corporate and support.

[2] Fiscal 2021 includes a business restructuring charge resulting from changes to Walmart U.S. support teams to better support its omni-channel strategy recorded in the second quarter of fiscal 2021. Business restructuring charges during the fourth quarter of fiscal 2020 include (1) $399 million of non-cash impairment charges to write down of certain eCommerce assets in Walmart U.S. and $51 million in related severance costs; and (2) $96 million of non-cash impairment charges related to strategic business decisions that resulted in the write down of certain assets in Walmart International. Additionally, for fiscal 2020, business restructuring charges includes $293 million in non-cash impairment charges in the third quarter for the Jabong.com trade name.

[3] Change versus prior year comparable period.

NP - not provided

21

Non-GAAP measures - adjusted effective tax rate

The adjusted effective tax rate is considered a non-GAAP financial measure under the SEC's rules because it excludes certain impacts included in calculating the effective tax rate in accordance with GAAP. Management believes that the adjusted effective tax rate is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, the adjusted effective tax rate affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

	Three Months Ended January 31, 2021		Tax Rate	Fiscal Year Ended January 31, 2021		Tax Rate
	Income (loss) before income taxes	Provision for income taxes[1]		Income (loss) before income taxes	Provision for income taxes[1]	
As reported	$ (593)	$ 1,415	(238.6)%	$ 20,564	$ 6,858	33.3%
Adjustments:						
Loss on certain international operations held for sale or sold	7,388	179		8,346	179	
Unrealized and realized (gains) and losses on equity investments	(1,788)	391		(8,671)	1,841	
Business restructuring charge	—	—		380	(92)	
Discrete tax item	—	(283)		179	(150)	
Officer compensation charge	175	(11)		175	(11)	
Net adjustments	$ 5,775	$ 276		$ 409	$ 1,767	
Adjusted	$ 5,182	$ 1,139	22.0%	$ 20,973	$ 5,091	24.3%

[1] Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. Minimal realizable tax benefit was provided in connection with the loss on certain international operations held for sale or sold, as well as the officer compensation charge.

23 Adjusted diluted earnings per share attributable to Walmart (Adjusted EPS) is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, Adjusted EPS affords investors a view of what management considers Walmart’s core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year. We adjust for the unrealized and realized gains and losses on our equity investments each quarter because although the investments are strategic decisions for the Company’s retail operations, management’s measurement of each strategy is primarily focused on the respective market’s operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity investments. Accordingly, management adjusts EPS each quarter for the realized and unrealized gains and losses related to those equity investments. We have calculated Adjusted EPS for the three months and fiscal year ended January 31, 2021 by adjusting EPS for the following: 1. the loss on sale of our operations in Japan and the U.K. which were determined to be held for sale as of January 31, 2021 and our operations in Walmart Argentina which were held for sale as of October 31, 2020 and subsequently divested in November 2020; 2. unrealized and realized gains and losses on the Company’s equity investments; 3. discrete tax items; 4. a charge related to officer compensation; and 5. a business restructuring charge resulting from changes to Walmart support teams to better support the Walmart U.S. omni- channel support strategy in the quarter ended July 31, 2020. Non-GAAP measures - adjusted EPS

Non-GAAP measures - adjusted EPS (cont.)

	Three Months Ended January 31, 2021				Percent Change[1]	Fiscal Year Ended January 31, 2021[5]				Percent Change[1]
Diluted earnings per share:										
Reported EPS				$ (0.74)	-151.0%				$ 4.75	(8.5)%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[2,3]**	**NCI Impact[4]**	**Net Impact**		**Pre-Tax Impact**	**Tax Impact[2,3]**	**NCI Impact[4]**	**Net Impact**	
Loss on certain international operations held for sale or sold	$ 2.60	$ 0.06	$ —	$ 2.66		$ 2.93	$ 0.06		$ 2.99	
Unrealized and realized (gains) and losses on equity investments	(0.63)	0.14	—	(0.49)		(3.04)	0.64	—	(2.40)	
Business restructuring charge	—	—	—	—		0.13	(0.03)	—	0.10	
Discrete tax item	—	(0.10)	—	(0.10)		0.06	(0.05)	(0.03)	(0.02)	
Officer compensation charge	0.06	—	—	0.06		0.06	—	—	0.06	
Net adjustments [6]				$ 2.13					$ 0.73	
Adjusted EPS [6]				$ 1.39	0.7%				$ 5.48	11.2%

[1] Change versus prior year comparable period.

[2] Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. Minimal realizable tax benefit was provided in connection with the loss on certain international operations held for sale or sold, as well as the officer compensation charge.

[3] The reported effective tax rate was (238.6%) and 33.3% for the three months and fiscal year ended January 31, 2021, respectively. Adjusted for the above items, the effective tax rate was 22.0% and 24.3% for the three months and fiscal year ended January 31, 2021, respectively.

[4] Calculated based on the ownership percentages of our noncontrolling interests.

[5] Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding.

[6] Adjusted EPS for the three months ended January 31, 2021 was calculated using weighted average shares outstanding of 2,844 million, which includes the dilutive impact of share-based payment awards.

24

Non-GAAP measures - adjusted EPS (cont.)

As previously disclosed in our fiscal year ended January 31, 2020 press release, we have calculated Adjusted EPS for the three months and fiscal year ended January 31, 2020 by adjusting EPS for the following: (1) unrealized gains and losses on the company's equity investment in JD.com; (2) a tax benefit on the revaluation of deferred tax liabilities as a result of an income tax rate reduction in India; (3) certain income tax matters; and (4) certain business restructuring charges which primarily includes non-cash impairment charges on certain trade names and other long-lived assets.

	Three Months Ended January 31, 2020				Fiscal Year Ended January 31, 2020[3]			
Diluted earnings per share:								
Reported EPS				$ 1.45				$ 5.19
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**
Unrealized (gains) and losses on JD.com investment	$ (0.33)	$ 0.07	$ —	$ (0.26)	$ (0.65)	$ 0.14	$ —	$ (0.51)
Business restructuring charges[4]	0.20	(0.05)	—	0.15	0.30	(0.08)	(0.01)	0.21
Tax benefit from income tax rate reduction in India	—	(0.14)	0.03	(0.11)	—	(0.14)	0.03	(0.11)
Certain income tax matters[5]	0.01	0.14	—	0.15	0.01	0.14	—	0.15
Net Adjustments				$ (0.07)				$ (0.26)
Adjusted EPS				$ 1.38				$ 4.93

[1] Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions.

[2] Calculated based on the ownership percentages of the noncontrolling interest.

[3] Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding.

[4] Business restructuring charges primarily consists of non-cash impairment charges for certain trade names, acquired developed technology, and property and equipment due to decisions that resulted in the write-off of certain assets in Walmart U.S. and Walmart International. Additionally, for the fiscal year ended January 31, 2020, business restructuring charges includes non-cash impairment charges on the Jabong.com trade name in Q3.

[5] Represents a charge related to certain income tax matters and accrued interest unrelated to current period operations

25

• Unit counts & square footage • Comparable store sales, including and excluding fuel • Terminology 26 Additional resources at stock.walmart.com